Exhibit 26 (c) i. a.

Amendment No. 1

To

Underwriting and Servicing Agreement Dated March 1, 1996

Between

MML Investors Services, Inc. and

C. M. Life Insurance Company

December 1, 1997

The Underwriting and Servicing Agreement, dated March 1, 1996, by and between MML Investors Services, Inc. and c. M. Life Insurance Company (the “Agreement”) is hereby amended as follows:

1. The First paragraph of section 5 of the Agreement is deleted in its entirety and replaced with the following.

C.M. Life has prepared or caused to be prepared registration statements describing the Contracts, together with exhibits thereto (hereinafter referred to as the “Registration Statements”). The Registration Statements include prospectuses (the “Prospectuses”) for the Contracts.

2. All references in the Agreement to “Registration Statement” are hereby changed to “Registration Statements” and any verbs associated with the term “Registration Statement” are modified to reflect the plural “Registration Statements” as opposed to the singular “Registration Statement”.

MML INVESTORS SERVICES, INC.		C. M. LIFE INSURANCE COMPANY, on its behalf and on behalf of C. M. LIFE VARIABLE LIFE SEPARATE ACCOUNT I

By:	/s/ Kenneth M. Rickson	By:	/s/ Paul D. Adornato
President

Amendment No. 2

To the

Underwriting and Servicing Agreement

Dated March 1, 1996

Between

MML Investors Services, Inc. and

C. M. Life Insurance Company

December 15, 1997

Paragraph 14 of the Underwriting and Servicing Agreement (“Agreement”) dated March 1, 1996, between MML Investors Services, Inc. (“MMLISI”) and C.M. Life Insurance Company (“C.M.”) is hereby deleted in its entirety and replaced with the following:

14. MMLISI Compensation. As payment for its services hereunder in 1997, MMLISI shall receive an annual fee in the amount of $5,000. C.M. shall make such payment to MLISI no later than December 31, 1997. This fee shall be renegotiated annually commencing in 1998; however, in the event that the parties do not agree on the amount of a new fee, the fee shall remain at $5,000 per year.

MML INVESTORS SERVICES, INC.		C. M. LIFE INSURANCE COMPANY, on its behalf and on behalf of C. M. LIFE VARIABLE LIFE SEPARATE ACCOUNT I

By:	/s/ Kenneth M. Rickson	By:	/s/ Cynthia W. Hibert
	President		Cynthia W. Hibert
2nd VP

Amendment No. 3

to the

Underwriting and Servicing Agreement

Dated March 1, 1996

Between

MML Investors Services, Inc. and

C. M. Life Insurance Company

Effective April 1, 2002, all references in the Agreement to “Co-underwriter” are hereby changed to read “retail distributor.”

MML Investors Services, Inc.		C. M. Life Insurance Company, on its behalf and on behalf of C. M. Life Variable Life Separate Account I

By:	/s/ Gregory M. Williams	By:	/s/ Ann F. Lomeli
Gregory Williams
President

Amendment No. 4 to the

Underwriting and Servicing Agreement dated March 1, 1996

Between

MML Investors Services, Inc. and C.M Life Insurance Company

March 31, 2006

Paragraph 14 of the Underwriting and Servicing Agreement dated March 1, 1996, as amended from time to time, is hereby deleted in its entirety and replaced with the following:

14. MMLISI Compensation. As payment for its services hereunder, MML Investors Services, Inc. (“MMLISI”) shall receive an annual fee (“Fee”). The Fee shall be equal to a portion of MMLISI’s operating costs that are attributable to the services provided by MMLISI hereunder. During the fourth quarter of each year, MMLISI shall present to C.M. Life Insurance Company (“C.M. Life”): (1) a description of those MMLISI operating expenses that it believes are attributable to the services provided by MMLISI hereunder (“C.M. Life Variable Separate Account I Related Expenses”), (2) the percentage of the C.M. Life Variable Separate Account I Related Expenses for which it believes C.M. Life is responsible (“C.M. Life Percent”), and (3) an estimated Fee (“Budgeted Fee”) for the following calendar year. If C.M. Life objects to the C.M. Life Variable Separate Account I related Expenses, the C.M. Life Percent or the amount of the Budgeted Fee, the parties shall negotiate the matters. The last agreed-to C.M. Life Variable Separate Account I Related Expenses, C.M. Life Percent and Budgeted Fee, however, shall remain in effect until the parties agree that any of these items should be changed, or the Agreement is terminated as provided herein. Commencing with respect to the Budgeted Fee for 2007, the amount of the Budgeted Fee shall be reflected in a Supplement to this Agreement. For 2006, the Budgeted Fee is $        .

C.M. Life shall, for each quarter, pay a portion of the Fee to MMLISI within 30 days of billing. For the first three quarters, the amount of the payment shall be     % of the Budgeted Fee. The payment for the fourth quarter shall be the difference between the amount of the actual Fee (as determined above) based on final calendar year results and the amount of Budgeted Fee paid in the first three quarters. Unless otherwise specifically agreed to, any indebtedness between C.M. Life and MMLISI that is not evidenced by written instrument requiring payment of interest, shall bear interest specified in section 1.482-2(a)(2) of the treasury regulations. Any Fee payments owed after the thirtieth day following the receipt of the bill shall be treated as indebtedness and shall accrue interest on a daily basis at the rate provided in the previous sentence

MMLISI shall provide a status report on the calculation of the Fee to C.M. Life no later than 45 days after the end of the second quarter, and shall indicate whether actual year-to-date results used to calculate the Fee are within     % of the year-to-date pro-rated Budgeted Fee.

MML INVESTORS SERVICES, INC.		C.M. LIFE INSURANCE COMPANY, on its behalf and on behalf of C.M. Life Variable Life Separate Account I

By:	/s/ Norman Smith	By:	/s/ Thomas A. Monti
Thomas a. Monti
President

Amendment No. 5 to the

Underwriting and Servicing Agreement dated March 1, 1996

Between

MML Investors Services, Inc. and C.M Life Insurance Company

March 31, 2007

Paragraph 14 of the Underwriting and Servicing Agreement dated March 1, 1996, as amended from time to time, is hereby deleted in its entirety and replaced with the following:

14. MMLISI Compensation. As payment for its services hereunder, MML Investors Services, Inc. (“MMLISI”) shall receive an annual fee (“Fee”). The Fee shall be equal to a portion of MMLISI’s operating costs that are attributable to the services provided by MMLISI hereunder. During the fourth quarter of each year, MMLISI shall present to C.M. Life Insurance Company (“C.M. Life”): (1) a description of those MMLISI operating expenses that it believes are attributable to the services provided by MMLISI hereunder (“C.M. Life Variable Separate Account I Related Expenses”), (2) the percentage of the C.M. Life Variable Separate Account I Related Expenses for which it believes C.M. Life is responsible (“C.M. Life Percent”), and (3) an estimated Fee (“Budgeted Fee”) for the following calendar year. If C.M. Life objects to the C.M. Life Variable Separate Account I related Expenses, the C.M. Life Percent or the amount of the Budgeted Fee, the parties shall negotiate the matters. The last agreed-to C.M. Life Variable Separate Account I Related Expenses, C.M. Life Percent and Budgeted Fee, however, shall remain in effect until the parties agree that any of these items should be changed, or the Agreement is terminated as provided herein. Commencing with respect to the Budgeted Fee for 2008, the amount of the Budgeted Fee shall be reflected in a Supplement to this Agreement, signed by both parties and attached to this Agreement. For 2007, the Budgeted Fee is $        .

C.M. Life shall, for each quarter, pay a portion of the Fee to MMLISI within 30 days of billing. For the first three quarters, the amount of the payment shall be     % of the Budgeted Fee. The payment for the fourth quarter shall be the difference between the amount of the actual Fee (as determined above) based on final calendar year results and the amount of Budgeted Fee paid in the first three quarters. Unless otherwise specifically agreed to, any indebtedness between C.M. Life and MMLISI that is not evidenced by written instrument requiring payment of interest, shall bear interest specified in section 1.482-2(a)(2) of the treasury regulations. Any Fee payments owed after the thirtieth day following the receipt of the bill shall be treated as indebtedness and shall accrue interest on a daily basis at the rate provided in the previous sentence

MMLISI shall provide a status report on the calculation of the Fee to C.M. Life no later than 45 days after the end of the second quarter, and shall indicate whether actual year-to-date results used to calculate the Fee are within     % of the year-to-date pro-rated Budgeted Fee.

MML INVESTORS SERVICES, INC.		C.M. LIFE INSURANCE COMPANY, on its behalf and on behalf of C.M. Life Variable Life Separate Account I

By:	/s/ Michael Fanning	By:	/s/ Norman Smith
Michael r. Fanning
President

Amendment No. 6 to the

Underwriting and Servicing Agreement dated March 1, 1996

Between

MML Investors Services, Inc. and C.M Life Insurance Company

March 31, 2008

Paragraph 14 of the Underwriting and Servicing Agreement dated March 1, 1996, as amended from time to time, is hereby deleted in its entirety and replaced with the following:

14. MMLISI Compensation. As payment for its services hereunder, MML Investors Services, Inc. (“MMLISI”) shall receive an annual fee (“Fee”). The Fee shall be equal to a portion of MMLISI’s operating costs that are attributable to the services provided by MMLISI hereunder. During the fourth quarter of each year, MMLISI shall present to C.M. Life Insurance Company (“C.M. Life”): (1) a description of those MMLISI operating expenses that it believes are attributable to the services provided by MMLISI hereunder (“C.M. Life Variable Separate Account I Related Expenses”), (2) the percentage of the C.M. Life Variable Separate Account I Related Expenses for which it believes C.M. Life is responsible (“C.M. Life Percent”), and (3) an estimated Fee (“Budgeted Fee”) for the following calendar year. If C.M. Life objects to the C.M. Life Variable Separate Account I related Expenses, the C.M. Life Percent or the amount of the Budgeted Fee, the parties shall negotiate the matters. The last agreed-to C.M. Life Variable Separate Account I Related Expenses, C.M. Life Percent and Budgeted Fee, however, shall remain in effect until the parties agree that any of these items should be changed, or the Agreement is terminated as provided herein. Commencing with respect to the Budgeted Fee for 2008, the amount of the Budgeted Fee shall be reflected in a Supplement to this Agreement, signed by both parties and attached to this Agreement. For 2007, the Budgeted Fee is $        .

C.M. Life shall, for each quarter, pay a portion of the Fee to MMLISI within 30 days of billing. For the first three quarters, the amount of the payment shall be     % of the Budgeted Fee. The payment for the fourth quarter shall be the difference between the amount of the actual Fee (as determined above) based on final calendar year results and the amount of Budgeted Fee paid in the first three quarters. Unless otherwise specifically agreed to, any indebtedness between C.M. Life and MMLISI that is not evidenced by written instrument requiring payment of interest, shall bear interest specified in section 1.482-2(a)(2) of the treasury regulations. Any Fee payments owed after the thirtieth day following the receipt of the bill shall be treated as indebtedness and shall accrue interest on a daily basis at the rate provided in the previous sentence

MMLISI shall provide a status report on the calculation of the Fee to C.M. Life no later than 45 days after the end of the second quarter, and shall indicate whether actual year-to-date results used to calculate the Fee are within     % of the year-to-date pro-rated Budgeted Fee.

MML INVESTORS SERVICES, INC.		C.M. LIFE INSURANCE COMPANY, on its behalf and on behalf of C.M. Life Variable Life Separate Account I

By:	/s/ John Vaccaro	By:	/s/ Norman Smith
John Vaccaro